                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                 FORM 8-K / A-1

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

               Date of Report: March 26, 1997 / February 20, 1997


                           QUEEN SAND RESOURCES, INC.
               (Exact name of registrant as specified in charter)


        Delaware                     0-21179                   75-2615565
     Jurisdiction of             Commission File            I.R.S. Employer
      Incorporation                   Number                 Identification
                                                                 Number


             3500 Oak Lawn, Suite 380, LB #31, Dallas, TX 75219-4398
                    (Address of principal executive offices)


                  Registrant's telephone number: (214) 521-9959


ITEM 7. FINANCIAL STATEMENTS, PRO-FORMA FINANCIAL STATEMENTS AND EXHIBITS

      a)    Financial Statements

      b)    Proforma Financial Statements

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    QUEEN SAND RESOURCES, INC.


                                    By:  /s/ Edward J. Munden
                                         Edward J. Munden
                                         President and Chief Executive Officer

                          INDEX TO FINANCIAL STATEMENTS



                                                                                   Page
                                                                                   ----
Pro Forma Combined Condensed Financial Statements (unaudited):
    Pro Forma Combined Condensed Balance Sheet at December 31, 1996 ............    F-4
    Pro Forma Combined Condensed Statement of Operations for the
        year ended December 31, 1996 ...........................................    F-5
    Pro Forma Combined Condensed Statement of Operations for the
        six months ended December 31, 1996 .....................................    F-6
    Notes to Pro Forma Combined Condensed Financial Statements .................    F-7

Financial Statements of Businesses Acquired:
    Core Properties:
        Report of Ernst & Young LLP, Independent Auditors ......................    F-11
        Statements of Operating Revenues and Direct Operating Expenses for the
           year ended June 30, 1996 and the six months ended
           December 31, 1996 (unaudited) .......................................    F-12
        Notes to Statements of Operating Revenue and Direct Operating Expenses..    F-13

                   QUEEN SAND RESOURCES, INC. AND SUBSIDIARIES

                PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)


On February 5, 1997 Queen Sand Resources, Inc. ("the Company") acquired from unaffiliated vendors 60 gross productive wells (48.4 net productive wells) and two developmental properties located in Mississippi, Louisiana and Texas (the "Core Properties"). The adjusted purchase price consisted of cash of approximately $1,700,000, four notes payable totaling $2,400,000 (the "Acquisition Notes"), secured by a first lien on the properties, and 659,000 shares of restricted common stock of the Company ("Common Stock"). Two of these notes, totaling $400,000, bear no interest and are due not earlier than June 5, 1997 and not later than August 4, 1997. The remaining two notes are payable not later than February 4, 2000. Such notes bear no interest for the first two years and 9% for the final year payable in Common Stock to be calculated at a value equivalent to 75% of the average closing bid price of the Common Stock over the 30 days preceding the maturity date. These remaining two notes are repayable commencing on the first anniversary of the notes and semi-annually thereafter, at the option of the holder and on 60 days written notice, in the amount of $400,000. In the event that the holder exercises his rights to defer payment of the semi-annual installment, he may, on 120 days written notice, demand payment of not more than two such installments. These notes are convertible to shares of Common Stock, at the option of the holder, for an amount not less than that required to convert to not less than 100,000 shares of Common Stock and on 15 days notice, at a value equivalent to 75% of the average closing bid price of the Common Stock over the 30 days preceding the notice to convert.

On March 13, 1997, the Company acquired one gross productive well (0.3375 net productive wells) located in Louisiana (the "Intercoastal Property"). The purchase price consisted of cash of $562,500 and 578,500 shares of restricted Common Stock.

The cash portion of these acquisitions was funded through the sale of 1,060,000 shares of Common Stock pursuant to Regulation S, resulting in net proceeds to the Company of $2,385,000 ("the Equity Private Placements").

The accompanying pro forma combined condensed financial statements are based on the historical financial statements of the Company included in Amendment No. 1 to its Registration Statement on Form 10-SB dated January 23, 1997, and its Quarterly Report on Form 10-QSB for the quarterly period ended December 31, 1996. The pro forma combined condensed financial statements are also based, in part, on the historical statements of operating revenues and direct operating expenses of the Core Properties. Such statements of operating revenues and direct operating expenses are included elsewhere herein.

                   QUEEN SAND RESOURCES, INC. AND SUBSIDIARIES

                                   (UNAUDITED)


The Pro Forma Combined Condensed Balance Sheet as of December 31, 1996 assumes the acquisitions of the Core Properties and the Intercoastal Property and the Equity Private Placements had been consummated on that date. The Pro Forma Combined Condensed Statements of Operations for the year ended June 30, 1996 and the six months ended December 31, 1996 have been prepared assuming the acquisitions of the Core Properties and the Intercoastal Property and the Equity Private Placements had been consummated on July 1, 1995.

The pro forma adjustments are based upon available information and assumptions that management of the Company believes are reasonable. The pro forma combined condensed financial statements do not purport to represent the financial position or results of operations of the Company which would have occurred had such transactions been consummated on the dates indicated or the Company's financial position or results of operations for any future date or period. These pro forma combined condensed financial statements and notes thereto should be read in conjunction with the historical financial statements and notes thereto described above.

                   QUEEN SAND RESOURCES, INC. AND SUBSIDIARIES

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                DECEMBER 31, 1996
                                   (UNAUDITED)


                                                         COMPANY         PRO FORMA          PRO FORMA
                                                        HISTORICAL       ADJUSTMENTS         COMBINED
                                                       ------------     ------------       ------------
                  ASSETS

Current assets:
    Cash                                               $    906,388     $  2,385,000 (1)   $  1,028,888
                                                                          (1,700,000)(2)
                                                                            (562,500)(3)
    Accounts receivable and other assets                    481,447               --            481,447
                                                       ------------     ------------       ------------
        Total current assets                              1,387,835          122,500          1,510,335

Net property and equipment                               11,080,441        4,075,002 (2)     16,007,193
                                                                             851,750 (3)
                                                       ------------     ------------       ------------
                                                       $ 12,468,276     $  5,049,252       $ 17,517,528
                                                       ============     ============       ============

   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable and other                         $    640,835     $         --       $    640,835
    Revolving credit agreement                            4,857,993               --          4,857,993
    Current portion of notes payable                        567,962          613,617 (2)      1,181,579
    Current portion of capitalized lease obligation          60,010               --             60,010
                                                       ------------     ------------       ------------
        Total current liabilities                         6,126,800          613,617          6,740,417

Long-term obligations, net of current portion             2,602,387        1,431,885 (2)      4,034,272
                                                       ------------     ------------       ------------
        Total liabilities                                 8,729,187        2,045,502         10,774,689
                                                       ------------     ------------       ------------

Stockholders' equity:
    Common Stock, $.0015 par value                           41,742            1,590 (1)         45,188
                                                                                 989 (2)
                                                                                 867 (3)
    Additional paid-in capital                            6,186,569        2,383,410 (1)      9,186,873
                                                                             328,511 (2)
                                                                             288,383 (3)
    Accumulated deficit                                  (2,489,222)              --         (2,489,222)
                                                       ------------     ------------       ------------

        Total stockholders' equity                        3,739,089        3,003,750          6,742,839
                                                       ------------     ------------       ------------

                                                       $ 12,468,276     $  5,049,252       $ 17,517,528
                                                       ============     ============       ============
                                                                           1,060,000 (1)
Shares of Common Stock outstanding                       27,828,000          659,000 (2)     30,125,500
                                                       ============                        ============
                                                                             578,500 (3)

     See accompanying notes to consolidated condensed financial statements.

                   QUEEN SAND RESOURCES, INC. AND SUBSIDIARIES

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                            YEAR ENDED JUNE 30, 1996
                                   (UNAUDITED)


                                                         CORE          INTERCOASTAL
                                     COMPANY          PROPERTIES         PROPERTY         PRO FORMA         PRO FORMA
                                    HISTORICAL        HISTORICAL        HISTORICAL       ADJUSTMENTS         COMBINED
                                                                                              $
                                   ------------      ------------      ------------      ------------      ------------
Revenues:
    Oil and gas sales              $  2,079,413      $  1,912,955      $    254,408      $         --      $  4,246,776
    Interest and other                   71,629                --                --                --            71,629
                                   ------------      ------------      ------------      ------------      ------------
                                      2,151,042         1,912,955           254,408                --         4,318,405
                                   ------------      ------------      ------------      ------------      ------------

Expenses:
    Oil and gas production
    expenses                          1,175,639         1,015,501            12,045                --         2,203,185
    Depreciation, depletion and
        amortization                    630,000                --                --           600,000 (4)     1,230,000
    General and
    administrative                    1,113,146                --                --                --         1,113,146
    Interest and financing
    expense                             420,790                --                --           173,821 (5)       594,611
                                   ------------      ------------      ------------      ------------      ------------

Net income (loss)                  $ (1,188,533)     $    897,454      $    242,363      $   (773,821)     $   (822,537)
                                   ============      ============      ============      ============      ============

Loss per common share              $       (.05)                                                           $      (0.03)(6)
                                   ============                                                            ============

Weighted average number of
    common and shares
    outstanding                      26,003,479                                             2,297,500 (6)    28,300,979
                                   ============                                          ============      ============

  See accompanying notes to unaudited pro forma condensed financial statements.

                   QUEEN SAND RESOURCES, INC. AND SUBSIDIARIES

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                       SIX MONTHS ENDED DECEMBER 31, 1996
                                   (UNAUDITED)


                                                            CORE          INTERCOASTAL       PRO FORMA
                                        COMPANY          PROPERTIES        PROPERTIES       ADJUSTMENTS       PRO FORMA
                                       HISTORICAL        HISTORICAL        HISTORICAL            $             COMBINED
                                      ------------      ------------      ------------      ------------      ------------
Oil and gas sales                     $  1,779,843     $  1,127,601       $    466,344      $         --      $  3,373,788

Expenses:
    Oil and gas production
        expenses                           983,811          441,691             86,661                --         1,512,163
    Depreciation, depletion
        and amortization                   457,000               --                 --           340,000 (4)       797,000
    General and administrative             549,018               --                 --                --           549,018
    Interest and financing expense         403,510               --                 --            67,402 (5)       470,912
                                      ------------     ------------       ------------      ------------      ------------

Net income (loss)                     $   (613,496)    $    685,910       $    379,683      $   (407,402)     $     44,695
                                      ============     ============       ============      ============      ============

Loss per common share                 $      (0.02)                                                           $      (0.00)(6)
                                      ============                                                            ============
Weighted average number of
    common and shares
    outstanding                         27,204,761                                             2,297,500 (6)     29,502,261
                                      ============                                          ============       ============

  See accompanying notes to unaudited pro forma condensed financial statements.

                   QUEEN SAND RESOURCES, INC. AND SUBSIDIARIES

                 NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS


A. PRO FORMA ADJUSTMENTS FOR THE ACQUISITIONS OF THE CORE PROPERTIES AND THE INTERCOASTAL PROPERTY

The accompanying Pro Forma Combined Condensed Balance Sheet has been prepared as if the acquisitions of the Core Properties and the Intercoastal Property and the Equity Private Placements had been consummated on December 31, 1996 and reflects the following adjustments:

(1) To record the sale of 1,060,000 shares of Common Stock pursuant to the Equity Private Placements, resulting in net proceeds to the Company of $2,385,000.

(2) To record the acquisitions of the Core Properties in exchange for aggregate consideration of approximately $1,700,000 in cash, the Acquisition Notes and 659,000 shares of Common Stock valued at $0.50 per share. The Acquisition Notes, which have a principal amount of $2,400,000, have been discounted using a 9% interest rate, resulting in a present value at the date of issuance of $2,045,502.

(3) To record the acquisition of the Intercoastal Property in exchange for aggregate consideration of $562,500 in cash and 578,500 shares of Common Stock valued at $0.50 per share. The determination of the fair value of the consideration is preliminary and is subject to adjustment. The aggregate purchase price has been allocated to the proved oil and gas properties acquired.

The accompanying Pro Forma Combined Condensed Statements of Operations have been prepared as if the acquisitions of the Core Properties and the Equity Private Placements had been consummated on July 1, 1995 and reflect the following adjustments:

(4) To record incremental depletion expense as a result of the acquisitions of the Core Properties.

(5) To record interest expense on the Acquisition Notes based on a 9% interest rate.

(6) To adjust the weighted average number of common shares outstanding as a result of the issuance of 1,237,500 shares of Common Stock in the acquisitions of the Core Properties and the sale of 1,060,000 shares of Common Stock pursuant to the Equity Private Placements. The pro forma loss per common share data is computed by dividing the pro forma net loss by the pro forma weighted average number of common shares outstanding.

                   QUEEN SAND RESOURCES, INC. AND SUBSIDIARIES

                 NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                        FINANCIAL STATEMENTS (CONTINUED)


B. PRO FORMA COMBINED SUPPLEMENTAL OIL AND GAS RESERVE AND STANDARDIZED MEASURE INFORMATION

RESERVE QUANTITY INFORMATION

The following table presents the Company's estimate of the pro forma combined proved oil and gas reserves of the Company, all of which are located in the United States. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, the estimates are expected to change as future information becomes available. The estimates have been prepared by independent petroleum engineers and by the Company's in-house petroleum reservoir engineers based on reports prepared by independent petroleum reservoir engineers.

                                                      Oil               Gas
                                                    (Bbls)             (Mcf)
                                                  -----------       -----------
Proved reserves:
      Balance at June 30, 1995                      6,882,838         3,430,017
      Purchases of reserves in place                  787,531        12,781,385
      Extensions, discoveries and other
           additions                                       --         3,445,680
      Revisions of previous estimates                 126,786           (18,738)
      Production                                     (177,844)         (597,468)
                                                  -----------       -----------
      Balance at June 30, 1996                      7,619,311        19,040,876
                                                  ===========       ===========

Proved developed reserves:
     Balance at June 30, 1995                       2,479,761         2,323,526
     Balance at June 30, 1996                       2,952,473        11,985,418

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES

The Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves ("Standardized Measure") is a disclosure requirement under Statement of Financial Accounting Standards No. 69.

The Standardized Measure does not purport to be, nor should it be interpreted to present, the fair value of the Company's oil and gas reserves. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

                   QUEEN SAND RESOURCES, INC. AND SUBSIDIARIES

                 NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                        FINANCIAL STATEMENTS (CONTINUED)


B. PRO FORMA COMBINED SUPPLEMENTAL OIL AND GAS RESERVE AND STANDARDIZED MEASURE INFORMATION (CONTINUED)

Under the Standardized Measure, future cash flows are estimated by applying year-end prices, adjusted for fixed and determinable escalations, to the estimated future production of year-end proved reserves. Future cash inflows are reduced by estimated future production and developed costs based on period-end costs to determine pre-tax cash inflows. Future income taxes are computed by applying the statutory rate (based on the current tax law adjusted for permanent differences and tax credits) to the excess of pre-tax cash flows over the Company's income tax basis of its oil and gas properties. Future net cash flows are discounted using a 10% annual discount rate to arrive at the Standardized Measure.

The pro forma Standardized Measure of discounted future net cash flows relating to the Company's proved oil and gas reserves at June 30, 1996 follows:

Future cash inflows                                               $ 192,805,616
Future production and development costs                            (104,733,390)
Future income taxes                                                 (25,057,497)
                                                                  -------------
Future net cash flows                                                63,014,729
10% annual discount for estimated timing of cash
     flows                                                          (30,829,965)
                                                                  -------------
Pro forma Standardized Measure                                    $  32,184,764
                                                                  =============

Changes in the pro forma Standardized Measure of discounted future net cash flows for the year ended June 30, 1996 are as follows:


Balance at beginning of period                                     $ 16,343,783
Sales of oil and gas produced, net of production
     expenses                                                        (2,043,591)
Net changes in prices and production costs                           12,978,253
Purchase of reserves in place                                        12,247,552
Extensions, discoveries and other additions                           1,427,508
Revisions of previous estimates                                      (5,369,349)
Net change in income taxes                                           (5,328,057)
Accretion of discount                                                 1,928,664
                                                                   ------------
Balance at end of period                                           $ 32,184,764
                                                                   ============

The future cash flows shown above include amounts attributable to proved undeveloped reserves requiring approximately $33,017,000 of future development costs. If these reserves are not

                   QUEEN SAND RESOURCES, INC. AND SUBSIDIARIES

                 NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                        FINANCIAL STATEMENTS (CONTINUED)


B. PRO FORMA COMBINED SUPPLEMENTAL OIL AND GAS RESERVE AND STANDARDIZED MEASURE INFORMATION (CONTINUED)

developed, the standardized measure of discounted future net cash flows as of June 30, 1996 shown above would be reduced significantly.

Estimates of economically recoverable oil and gas reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree speculative and may vary considerably from actual results. Therefore, actual production, revenues, taxes, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of gas and oil may differ materially from the amounts estimated.

The weighted average prices of oil and gas at June 30, 1995 and 1996 used in the calculation of the pro forma Standardized Measure were $16.15 and $19.38 per barrel and $1.55 and $2.38 per Mcf, respectively.

                REPORT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS


The Board of Directors
Queen Sand Resources, Inc.:


We have audited the accompanying statements of revenues and direct operating expenses of the Core Properties (as defined in Note 1 to the accompanying statements) for the year ended June 30, 1996. This statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and direct operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and direct operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and direct operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of revenues and expenses of the Core Properties.

In our opinion, the statement of revenues and direct operating expenses referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Core Properties for the year ended June 30, 1996 in conformity with generally accepted accounting principles.


                                    Ernst & Young LLP

Dallas, Texas
April 15, 1997

                                 CORE PROPERTIES

              STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES



                                                                     SIX MONTHS ENDED
                                                        YEAR ENDED      DECEMBER 31,
                                                      JUNE 30, 1996         1996
                                                        ----------       ----------
                                                                         (unaudited)

Oil and gas sales                                       $1,912,955       $1,127,601

Direct operating expenses                                1,015,501          441,691
                                                        ----------       ----------

Excess of revenues over direct operating expenses       $  897,454       $  685,910
                                                        ==========       ==========

See accompanying notes to statements of revenues and direct operating expenses.

                                 CORE PROPERTIES

          NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES


1. BASIS OF PRESENTATION

On February 5, 1997 Queen Sand Resources, Inc. ("the Company") acquired from unaffiliated vendors 60 gross productive wells (48.4 net productive wells) and two developmental properties located in Mississippi, Louisiana and Texas (the "Core Properties"). The purchase price consisted of cash of approximately $1,700,000, four notes payable totaling $2,400,000, secured by a first lien on the properties, and 659,000 shares of restricted common stock of the Company ("Common Stock"). Two of these notes, totaling $400,000, bear no interest and are due not earlier than June 5, 1997 and not later than August 4, 1997. The remaining two notes are payable not later than February 4, 2000. Such notes bear no interest for the first two years and 9% for the final year payable in Common Stock to be calculated at a value equivalent to 75% of the average closing bid price of the Common Stock over the 30 days preceding the maturity date. These remaining two notes are repayable commencing on the first anniversary of the notes and semi-annually thereafter, at the option of the holder and on 60 days written notice, in the amount of $400,000. In the event that the holder exercises his rights to defer payment of the semi-annual installment, he may, on 120 days written notice, demand payment of not more than two such installments. These notes are convertible to shares of Common Stock, at the option of the holder, for an amount not less than that required to convert to not less than 100,000 shares of Common Stock and on 15 days notice, at a value equivalent to 75% of the average closing bid price of the Common Stock over the 30 days preceding the notice to convert.

The cash portion of the acquisition was funded through the sale of shares of Common Stock pursuant to Regulation S.

The accompanying financial statements present the revenues and direct operating expenses of the Core Properties. The operating revenues and direct operating expenses presented herein relate only to the interest in the producing oil and gas properties acquired and do not represent all of the oil and gas operations of the sellers. Direct operating expenses include the actual costs of maintaining the producing properties and their production, but do not include charges for depletion, depreciation, and amortization; federal and state income taxes; interest; or general and administrative expenses. Presentation of complete historical financial statements for the year ended June 30, 1996 and the six months ended December 31, 1996 is not practicable because the Core Properties were not accounted for as a separate entity; and therefore, such statements are not available. The operating revenues and direct operating expenses for the periods presented may not be representative of future operations.

                                 CORE PROPERTIES

1. BASIS OF PRESENTATION (CONTINUED)

Revenues in the accompanying statements of revenues and direct operating expenses are recognized on the sales method. Direct operating expenses are recognized on an accrual basis.

The financial information for the six months ended December 31, 1996 is unaudited. However, in the opinion of management, the statement of revenues and direct operating expenses for the six months ended December 31, 1996 includes all the necessary adjustments to fairly present the results of the period.

2. SUPPLEMENTAL OIL AND GAS RESERVE AND STANDARDIZED MEASURE INFORMATION (UNAUDITED)

RESERVE QUANTITY INFORMATION

The following table presents the Company's estimate of the proved oil and gas reserves of the Core Properties, all of which are located in the United States. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, the estimates are expected to change as future information becomes available. The estimates have been prepared by the Company's in-house petroleum reservoir engineers based on reports prepared by independent petroleum reservoir engineers.

                                                         Oil            Gas
                                                        (Bbls)         (Mcf)
                                                      ----------     ----------
Proved reserves:
      Balance at June 30, 1995                           662,661      2,011,026
      Extensions, discoveries and
           other additions                                    --      3,445,680
      Revisions of previous estimates                     74,888        209,798
      Production                                         (73,047)      (360,824)
                                                      ----------     ----------
      Balance at June 30, 1996                           664,502      5,305,680
                                                      ==========     ==========

Proved developed reserves:
     Balance at June 30, 1995                            662,661      2,011,026
     Balance at June 30, 1996                            664,502      1,860,000

                                 CORE PROPERTIES

2. SUPPLEMENTAL OIL AND GAS RESERVE AND STANDARDIZED MEASURE INFORMATION (UNAUDITED)


STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES

The Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves ("Standardized Measure") is a disclosure requirement under Statement of Financial Accounting Standards No. 69.

The Standardized Measure does not purport to be, nor should it be interpreted to present, the fair value of the oil and gas reserves of the Core Properties. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

Under the Standardized Measure, future cash flows are estimated by applying year-end prices, adjusted for fixed and determinable escalations, to the estimated future production of year-end proved reserves. Future cash flows are reduced by estimated future production and developed costs based on period-end costs to determine net cash inflows. The Core Properties are not a separate tax paying entity. Accordingly, the Standardized Measure for the Core Properties is presented before deduction of income taxes. Future net cash flows are discounted using a 10% annual discount rate to arrive at the Standardized Measure.

The Standardized Measure of discounted future net cash flows relating to proved oil and gas reserves of the Core Properties at June 30, 1996 follows:

Future cash inflows                                                $ 23,253,960
Future production and development                                   (10,076,255)
                                                                   ------------
Future net cash flows before income taxes                            13,177,705
10% annual discount for estimated timing
     of cash flows                                                   (4,960,771)
                                                                   ------------
Standardized Measure                                               $  8,216,934
                                                                   ============

                                 CORE PROPERTIES

2. SUPPLEMENTAL OIL AND GAS RESERVE AND STANDARDIZED MEASURE INFORMATION (UNAUDITED)

Changes in the Standardized Measure of discounted future net cash flows for the year ended June 30, 1996 are as follows:


Balance at beginning of period                                      $ 5,084,768
Sales of oil and gas produced, net of
     production expenses                                               (897,454)
Net changes in prices and production costs                            2,416,769
Extensions, discoveries and other additions                           1,194,823
Accretion of discount                                                   418,028
                                                                    -----------
Balance at end of period                                            $ 8,216,934
                                                                    ===========

Estimates of economically recoverable oil and gas reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree speculative and may vary considerably from actual results. Therefore, actual production, revenues, taxes, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of gas and oil may differ materially from the amounts estimated.

The weighted average prices of oil and gas at June 30, 1995 and 1996 used in the calculation of the Standardized Measure were $15.34 and $18.51 per barrel and $1.29 and $2.05 per Mcf, respectively.